UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2003

MICROSOFT CORPORATION

(Exact name of registrant as specified in charter)

Washington	0-14278	91-1144442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 882-8080

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

Attached as an exhibit to this report are Microsoft Corporation’s consolidated balance sheets as of June 30, 2002 and March 31, 2003, and the related consolidated statements of income, cash flows, and stockholders’ equity for the three and nine months ended March 31, 2002 and 2003 formatted in XBRL (Extensible Business Reporting Language). These documents are presented for illustration purposes only. These are not the official publicly filed financial statements of Microsoft Corporation. No representation is made that the information presented is accurate or complete and they are not to be used for investment purposes.

MICROSOFT CORPORATION (Registrant)

Date: May 12, 2003	By:	/s/ JOHN G. CONNORS
John G. Connors Senior Vice President; Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1

Microsoft Corporation’s consolidated balance sheets as of June 30, 2002 and March 31, 2003, and the related consolidated statements of income, cash flows, and stockholders’ equity for the three and nine months ended March 31, 2002 and 2003 formatted in XBRL (Extensible Business Reporting Language)

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